EXHIBIT 3(i).6
State of Delaware
Secretary of State
Division of Corporations
Delivered 08:59 AM 08/22/2007
Filed 08:59 AM 08/22/2007
SRV 070944770 — 2279234
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
EASYLINK SERVICES INTERNATIONAL CORPORATION
EasyLink Services International Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST: That in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Corporation duly adopted resolutions setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation (this “Amendment”), deeming this Amendment advisable and directing that this Amendment be considered by the stockholders of the Corporation.
SECOND: That notice of this Amendment was duly given in accordance with Section 222 of the DGCL to the stockholders of the Corporation.
THIRD: That this Amendment was approved by the stockholders of the Corporation pursuant to Section 242 of the DGCL.
FOURTH: That the Restated Certificate of Incorporation of the Corporation is hereby amended as follows:
The FOURTH Article of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out paragraph (a) of Section I and by substituting the following in lieu thereof:
“(a) The aggregate number of shares which the Corporation shall have authority to issue is Three Hundred Eleven Million (311,000,000) shares, consisting of (i) Three Hundred Million (300,000,000) shares of class A common stock, $.01 par value per share; (ii) Two Million (2,000,000) shares of class B common stock, $.01 par value per share; (iii) Two Million (2,000,000) shares of class E-1 common stock, $.01 par value per share; (iv) Two Million (2,000,000) shares of Class E-2 common stock, $.01 par value per share; and (v) Five Million (5,000,000) shares of preferred stock, $.01 par value per share.”
(Signature page to follow)

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer and attested by its Chief Financial Officer this 20th day of August, 2007.

EASYLINK SERVICES INTERNATIONAL CORPORATION
By:	/s/ Thomas J. Stallings
Thomas J. Stallings
Chief Executive Officer

Attest:
By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer and Secretary

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